UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 11, 2014

Date of Report (Date of earliest event reported)

POLY SHIELD TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-33309	33-0953557
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

428 Plaza Real, Suite 419 Boca Raton, FL		33432
(Address of principal executive offices)		(Zip Code)

1 (800) 648-4287

Registrant's telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

____

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

____

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

____

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On February 11, 2014, Poly Shield Technologies Inc. (the “Company”) entered into a formal definitive agreement (the “Formal Loan Agreement”) with KF Business Ventures LP (the “Lender”) with respect to the subject matter of that binding letter agreement between the Company and the Lender dated January 15, 2014 (the “Letter Agreement”).  The Formal Definitive Loan Agreement is dated effective as of the date of the Letter Agreement.

As contemplated in the Letter Agreement, the Lender has agreed to lend to the Company up to $2,000,000, to be advanced in four equal installments of $500,000 each, the first of which was advanced upon execution of the Letter Agreement. The remaining $1,500,000 will be advanced in equal installments on the first day of each consecutive calendar month following the date of the Letter Agreement.  However, the Lender’s obligation to provide the remaining advances is conditional upon the Company entering into arrangements satisfactory to the Lender to restructure the terms under which the Company’s Chairman and Chief Technical Officer, Rasmus Norling, holds the 154,000,000 restricted and escrowed shares of the Company’s common stock issued to Mr. Norling pursuant to the terms of his employment agreement with the Company (the “Custodial Stock”), and the terms under which that Custodial Stock is to be released to Mr. Norling.

As additional consideration for the Loan, as contemplated in the Letter Agreement,  the Company has issued to the Lender non-transferrable share purchase warrants for a total of 6,200,000 shares of the Company’s common stock, exercisable at a price of $1.00 per share (collectively, the “Warrants”).  Warrants for 2,200,000 shares of the Company’s common stock will expire one year from the date of the Letter Agreement, and Warrants for 4,000,000 shares of the Company’s common stock will expire 4 years from the date of the Letter Agreement.  If an Event of Default occurs with respect to the Loan at any time that the Warrants are outstanding, and for so long as that Event of Default is continuing, the Lender shall have the right to exercise the Warrants at the lesser of $1.00 per share or 50% of the volume weighted average price of the Company’s common stock over the 5 trading days immediately prior to exercise.

The terms of the Formal Loan Agreement supersede and replace the terms of the Letter Agreement.

The foregoing description of the Formal Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Formal Loan Agreement attached as Exhibit 10.1 hereto.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

As more fully described in Item 1.01 of this report, on February 11, 2013, the Company issued Warrants for an aggregate of 6,200,000 shares of the Company’s common stock to the Lender, which Warrants have an effective issue date of January 15, 2014, the effective date of the Letter Agreement.  The sale of the Warrants to the Lender was completed pursuant to the exemptions from registration provided by Rule 506 of Regulation D of the Securities Act of 1933 on the basis of representations provided by the Lender that it is an “accredited investor” as defined in Rule 501 of Regulation D.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibits

Exhibit	Description
10.1	Loan Agreement dated as of January 15, 2014 between Poly Shield Technologies Inc. and KF Business Ventures, LP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

POLY SHIELD TECHNOLOGIES INC.

Date: February 18, 2014	By: /s/ Brad Eckenweiler

Name: Brad Eckenweiler
Title: CEO

3